Exhibit 99.1

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Performance Share Unit Agreement

Adopted May 2008

Cover Sheet

This Agreement evidences the grant by Red Hat, Inc., a Delaware corporation (the “Company”), on the date set forth below (the “Grant Date”) to the person named below (the “Participant”) of a Performance Share Unit Award (the “Award”) of the target number of performance share units listed below (“Target Performance Share Units”) up to the maximum number of performance share units listed below (“Maximum Performance Share Units”) for the Performance Period listed below (the “Performance Period”). Each unit ultimately earned (a “Performance Share Unit”) represents the right to receive one share of the Company’s common stock, $.0001 par value per share (“Common Stock”), or the value of such Share. This Award is subject to the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended, (the “Plan”) and in this Agreement, consisting of this Cover Sheet, the attached Exhibit A and Appendix A thereto.

Participant Name:	<PARTICIPANT NAME>
Grant Date:	<GRANT DATE>
Performance Period:	3 years, beginning on the first day of the current fiscal year
Number of Target
Performance Share Units:	<Number of shares>
Number of Maximum
Performance Share Units:	200% of Target Performance Share Units

RED HAT, INC.
1801 Varsity Drive
Raleigh, North Carolina 27606

By:
(electronically accepted)	Name:
<PARTICIPANT NAME>	Title:

By accepting this Award, the Participant hereby (i) acknowledges that a copy of the Plan and a copy of the Plan prospectus have been delivered to the Participant and additional copies thereof are available upon request from the Company’s Equity Compensation Department and can also be accessed electronically, (ii) acknowledges receipt of a copy of this Cover Sheet, and Exhibit A and Appendix A thereto (collectively, the “Agreement”) and accepts the Award subject to all the terms and conditions of the Plan and the Agreement; (iii) represents that the Participant has read and understands the Plan, the Plan prospectus and the Agreement, and (iv) acknowledges that there are tax consequences related to the Award and that the Participant should consult a tax advisor to determine his or her actual tax consequences. The Participant must accept this Award electronically, within thirty (30) days following notification of the grant, pursuant to the online acceptance procedure established by the Company; otherwise, the Company may, in its sole discretion, rescind the Award in its entirety.

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Performance Share Unit Agreement

Terms and Conditions

1. Grant of Performance Share Units.

The Award is granted pursuant to and is subject to and governed by the Plan and the terms of this Agreement. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as in the Plan. The shares of Common Stock that are issuable after the Performance Share Units have been earned are referred to in this Agreement as “Shares”. The Performance Share Units shall be granted to the Participant without payment of consideration (other than continuing services).

The overall Performance Period consists of three separate performance segments corresponding to the three fiscal years of the Company that end with the end of the Performance Period. The Performance Share Units earned during each of the segments are intended to qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) and this Agreement shall be administered and construed by the Committee in accordance with such intention.

2. Range of Earned Performance Share Units.

Depending on the Company’s financial performance as provided in Section 3, the Participant may earn up to the Number of Maximum Performance Share Units (between zero and 200% of the Target Performance Share Units). The number of Performance Share Units earned will be determined based on a comparison of the Company’s performance during each of its fiscal years ending during the Performance Period with respect to the performance goals set forth in Section 3 to the performance of the peer group companies (the “Peer Group”) designated in Section 3 during that Performance Period with respect to the same performance goals, all as further described herein.

3. Determination of Earned Performance Share Units.

(a) Performance Goals. The performance goals are Percentage Revenue Growth and Percentage Operating Income Growth. For purposes of this Agreement:

(i) “Average Closing Price” means the average closing price of the Company’s common stock on the U.S. national exchange on which such stock principally trades for the 20 trading days ending on the last day of the Company’s fiscal year (for purposes of this determination, the Average Closing Price shall be rounded to three decimal points), taking into account any adjustment under Section 12.2 of the Plan.

(ii) “Base Fiscal Year” for each member (“Peer”) of the Peer Group and for the Company (each, an “Entity”) means its full fiscal year that ends immediately before the beginning of the Performance Period;

(iii) “Operating Income” means operating income, excluding unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules only (A) if and to the extent any such item is separately disclosed in the applicable Entity’s consolidated income statement and attendant footnotes and (B) in a manner consistent with Section 162(m) of the Code, except as otherwise determined by the Committee;

(iv) “Measuring Year” means, for each Entity, its full fiscal year that ends with or immediately precedes the end of the respective Company fiscal year for which performance goals are being measured within the Performance Period;

(v) “Percentage Operating Income Growth” for each Entity is determined by dividing (A) the difference between (x) Operating Income for such Entity’s Measuring Year, and (y) Operating Income for such Entity’s Base Fiscal Year, by (B) the amount in clause (y);

(vi) “Percentage Revenue Growth” for each Entity is determined by dividing (A) the difference between (x) Revenue for such Entity’s Measuring Year and (y) Revenue for such Entity’s Base Fiscal Year by (B) the amount in clause (y); and

(vii) “Revenue” means gross revenue as such item is disclosed in the applicable Entity’s consolidated income statement and attendant footnotes.

The elements of each performance goal shall be as identified in the financial statements, notes to the financial statements, management’s discussions and analysis, or other filings of the applicable Entity with the Securities and Exchange Commission.

(b) Peer Group. The Peer Group consists of each of Akamai Technologies, Autodesk, BEA Systems, BMC Software, Cadence Design Systems, Citrix Systems, Compuware, Jack Henry & Associates, McAfee, Micros Systems, Novell, Real Networks, Sybase, Tibco Software, Verisign and Wind River Systems. If any Peer ceases to be a public company during any Measuring Year (whether by acquisition, merger, consolidation, liquidation or otherwise), such Member shall be treated as if it were not a Peer for such Measuring Year and all remaining Measuring Years in the Performance Period. If any Peer fails to file its annual audited financial statements with the Securities and Exchange Commission by April 16 following the end of any Measuring Year, it shall be treated as if it was not a Peer for such Measuring Year.

(c) Earned Performance Share Units.

(i) Determining Company Performance. Following the end of each Company Measuring Year in the Performance Period, the Company’s performance with respect to each of the Performance Goals shall be compared to that of the Peer Group. The Company’s percentile rank with respect to each Performance Goal shall be equal to the result of dividing (a) by (b), where (a) is the number corresponding to the Company’s numerical rank in the group consisting of the Company and the Peer Group and listed in descending order of Percentage Revenue Growth or Percentage Operating Income Growth, whichever is being measured for such

Measuring Year (e.g., if the Company ranks seventh with respect to the Performance Goal for a Measuring Year then the number for this purpose would be 7), and (b) is the number equal to the number of companies in the Peer Group for such Measuring Year plus one (e.g., if there are 16 companies in the Peer Group for a Measuring Year then the number for this purpose would be 17). The percentile rank for each Performance Goal shall then be averaged, taking each into account equally (resulting in the “Average Percentile Rank”).

(ii) Maximum Performance Share Units Earned. Up to twenty-five percent (25%) of the Maximum Performance Share Units may be earned in respect of the first Measuring Year in the Performance Period; up to fifty percent (50%) of the Maximum Performance Share Units may be earned in respect of the second Measuring Year in the Performance Period (less amount earned in the first Measuring Year); and up to one hundred percent (100%) of the Maximum Performance Share Units may be earned in respect of the third Measuring Year in the Performance Period (less amounts earned in the first and second Measuring Years).

(iii) Determining Performance Share Units Earned. Subject to the limitation in Section 3(c)(iv), the number of earned Performance Share Units shall be calculated by multiplying (a) times (b), and that product times (c), and that product less (d), where (a) is the payout percentage as determined under the following table based on the Company’s Average Percentile Rank for such Measuring Year, (b) is the maximum percentage of the Maximum Performance Share Units that may be earned as determined pursuant to Subparagraph 3(c)(ii) for the Measuring Year in question, (c) is the Number of Target Performance Share Units, and (d) is the number of Performance Share Units earned in prior Measuring Years. The number of Shares distributed will equal the number of Performance Share Units earned under this provision.

Average Percentile Rank	Payout Percentage
25% or less	200%
30%	175%
35%	150%
40%	125%
45%	110%
50%	100%
55%	90%
60%	75%
65%	50%
70%	25%
More than 70%	0%

For purposes of this determination, the Average Percentile Rank for each Measuring Year shall be rounded to three decimal points. If the Average Percentile Rank is between two stated percentages above, the Payout Percentage will be prorated accordingly.

(iv) Shareholder Return. Notwithstanding the foregoing, if there is a negative shareholder return for the one- and three-year period ending with respect to a particular Measuring Year, then the maximum Payout Percentage determined under Section 3(c)(iii) shall not exceed 100%. For purposes of this limitation, a negative one-year shareholder return shall exist if the difference between the Average Closing Price (i) for the Measuring Year, and (ii) for the Company’s fiscal year ending immediately prior to the Measuring Year, is a negative number, and a negative three-year shareholder return will exist if the difference between the Average Closing Price (i) for the Measuring Year, and (ii) for the Company’s fiscal year ending three years prior to the Measuring Year, is a negative number. Any cash dividend paid with respect to a Share in the Measuring Year which exceeds the cash dividend paid in the prior fiscal years measured under this subparagraph, will be added to the Average Closing Price (resulting in a deemed higher price) in each clause (i) in the preceding sentence.

4. Cessation of Business Relationship.

(a) Continuous Service Relationship. If the Participant’s continuous service to the Company or one of its Affiliates as an Employee or Director (a “Business Relationship”) ceases for any reason prior to the end of the Performance Period, the Performance Share Units that were not earned as of the date of such cessation of service will be forfeited, except as provided in this Section. The Participant’s Business Relationship shall be deemed to have ceased on the last day of active service to the Company or an Affiliate and shall not be extended by any notice of termination period. For purposes hereof, a Business Relationship may not be considered as having ceased during any leave of absence, at the discretion of the Committee, if such leave of absence has been approved in writing by the Company. Any change in the type of Business Relationship the Participant has within or among the Company and its Affiliates shall not result in the forfeiture of the Performance Share Units so long as the Participant continuously maintains a Business Relationship.

(b) Death or Disability. In the event the Participant’s Business Relationship ceases by reason of death or Disability, the Participant (or the Participant’s Beneficiary in the event of the Participant’s death) shall be entitled to payment of a pro rata portion of the earned Performance Share Units for the fiscal year in the Performance Period in which the Business Relationship ceased, based on the number of days elapsed in such fiscal year prior to the cessation of the Business Relationship and the Company’s Average Percentile Rank for such fiscal year.

(c) Cessation without Good Cause. In the event the Participant’s Business Relationship ceases by reason of the Company’s termination of the Participant without Good Cause (as defined in Appendix A), the Participant shall be entitled to payment of a pro rata portion of the earned Performance Share Units for the fiscal year in the Performance Period in which the Business Relationship ceased, based on the number of days elapsed in such fiscal year prior to the cessation of the Business Relationship and the Company’s Average Percentile Rank for such fiscal year.

(d) Definitions. For purposes of this Section:

(i) “Beneficiary” shall mean the last person or persons designated by the Participant as his or her beneficiary in writing prior to the Participant’s death. If no such person survives the Participant, the Beneficiary shall be the Participant’s estate.

(ii) “Disability” shall mean that as a result of accidental bodily injury, sickness, mental illness, substance abuse or pregnancy, the Participant is expected for a period of twenty-four (24) months thereafter (i) to be prevented from performing one or more of the essentials duties of the Participant’s occupation, (ii) to have monthly earnings of less than eighty percent

(80%) of the Participant’s pre-Disability earnings, and (iii) to be under the regular care of a physician. For purposes of this Agreement a duty is essential if it is substantial, not incidental, is fundamental or inherent to the Participant’s occupation and cannot be reasonably omitted or changed; to be at work for the number of hours in the Participant’s regularly scheduled work week is also an essential duty. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

5. Payment.

(a) Within 60 days following the Committee’s certification in writing of the Performance Share Units earned, but in no event later than the 15th day of the third month of the year following the later of the calendar year or the Company’s taxable year, in each case, with respect to which the Performance Share Units were earned, the Company shall distribute to the Participant (or to the Participant’s Beneficiary in the event of death) the Shares represented by Performance Share Units (or Restricted Stock as defined in Appendix A) that were earned (or vested in the case of Restricted Stock), reduced by the number of Shares (if any) that are withheld from the Award for the payment of Tax-Related Items (as defined in Section 12 hereof) and upon the satisfaction of all other applicable conditions as to the Performance Share Units; provided, however, that the Shares may be distributed following the date contemplated in this Section to the extent permitted under Section 409A of the Code without the payment becoming subject to, and being treated as “nonqualified deferred compensation” within the meaning of Section 409A of the Code (such as where the Company reasonably anticipates that the payment will violate federal securities laws or other applicable laws). Payment of any earned Performance Share Units (or vested Restricted Stock) shall be made in whole Shares. Earned Performance Share Units (or vested Restricted Stock) shall be rounded down to the nearest whole Share, and the Company shall pay the value of any fractional Shares to the Participant in cash on the basis of the Fair Market Value per share of Common Stock on the date of distribution.

(b) The Company shall not be obligated to issue Shares to the Participant upon the earning of any Performance Share Units (or vesting of any Restricted Stock or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal, state or foreign securities laws, any applicable Tax-Related Items and the requirements of any stock exchange upon which Shares may be listed.

(c) Anything in the foregoing to the contrary notwithstanding, Performance Share Units granted under this Agreement may be suspended, delayed or otherwise deferred for any of the reasons contemplated in Sections 4 and 5 only to the extent such suspension, delay or deferral is permitted under U.S. Treas. Reg. §§1.409A-2(b)(7), 1.409A-1(b)(4)(ii) or successor provisions, or as otherwise permitted under Section 409A of the Code.

6. Option of Company to Deliver Cash.

Notwithstanding any of the other provisions of this Agreement, at the time when any Performance Share Units (or Restricted Stock) are payable pursuant to Sections 5 or 11, the Company may elect, in the sole discretion of the Committee, to deliver to the Participant in lieu of the Shares represented by Performance Share Units (or Restricted Stock) that are then payable an equivalent amount of cash (determined by reference to the closing price of the Shares on the principal exchange on which the Shares trade on the applicable payment date or if such date is not a trading date, on the next preceding trading date). Such payments shall be made no later than the deadline set forth in Section 5(a) hereof. If the Company elects to deliver cash to the Participant, the Company is authorized to retain such amount as is sufficient to satisfy the withholding of Tax-Related Items (as defined in Section 12 hereof).

7. Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Performance Share Units (or Restricted Stock), either voluntarily or by operation of law. Any attempt to dispose of any Performance Share Units (or Restricted Stock) in contravention of the above restriction shall be null and void and without effect.

(b) The Company shall not be required (i) to transfer on its books any of the Performance Share Units (or Restricted Stock) which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such Performance Share Units (or Restricted Stock) any transferee to whom such Performance Share Units have been transferred in violation of any of the provisions contained herein.

8. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of the Performance Share Units imposes any obligation on the Company or its Affiliates to have or continue a Business Relationship with the Participant.

9. No Rights as Stockholder. The Performance Share Units represent an unfunded, unsecured promise by the Company to deliver Shares or the value thereof in accordance with the terms of this Agreement. The Participant shall have no rights as a shareholder with respect to the Shares underlying the Performance Share Units. The Participant shall have no right to vote or receive dividends with respect to any Shares underlying the Performance Share Units unless and until such Shares are distributed to the Participant or converted into Restricted Stock as provided in Appendix A.

10. Adjustments for Capital Changes. The Plan contains provisions covering the treatment of Performance Share Units (and Restricted Stock) in a number of contingencies such as stock splits and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

11. Change in Control. Provisions regarding a Change in Control are set forth in Appendix A.

12. Withholding Taxes.

(a) Regardless of any action the Company and/or the Affiliate employing the Participant (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax or other tax-related items (“Tax-Related Items”), the Participant hereby acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant with respect to the Participant’s Award of Performance Share Units, earning of the Performance Share Units, or the issuance of Shares (or payment of cash) in settlement of earned Performance Share Units is and remains the Participant’s responsibility and that the Company and/or the

Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units, including the award of the Performance Share Units, the earning of the Performance Share Units (or vesting of Restricted Stock), the issuance of Shares (or payment of cash) in settlement of the Performance Share Units, the subsequent sale of Shares acquired at earning and the receipt of any dividends and or Dividend Equivalents; and (ii) do not commit to structure the terms of the Award or any aspect of the Performance Share Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b) Prior to the relevant tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer with respect to Tax-Related Items. In this regard, the Participant hereby authorizes the Company and/or the Employer, in their sole discretion and without any notice to or authorization by the Participant, to withhold from the Shares being distributed under this Award upon the determination of earned Performance Share Units that number of whole Shares the fair market value of which (determined by reference to the closing price of the Common Stock on the principal exchange on which the Common Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company and/or Employer with respect to such Award, provided that the Company only withholds the number of Shares necessary to satisfy the minimum withholding obligation amount. If the Company satisfies the withholding obligation for Tax-Related Items by withholding a number of Shares being distributed under the Award as described above, the Participant hereby acknowledges that the Participant is deemed to have been issued the full number of Shares subject to the Award of Performance Share Units (or the Restricted Stock), notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Award, earning and/or settlement of the Performance Share Units (or vesting of Restricted Stock). In the event the Tax-Related Items withholding obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. If, solely due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant.

(c) Alternatively, or in addition, the Company may (a) only to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions, instruct the broker whom it has selected for this purpose to sell on the Participant’s behalf, the Shares to be issued upon the earning or settlement, as applicable, of the Participant’s Performance Share Units (or vesting of Restricted Stock) to meet the withholding obligation for Tax-Related Items, and/or (b) withhold all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer.

(d) Finally, the Participant hereby acknowledges that the Participant is required to pay to the Employer any amount of Tax-Related Items that the Employer may be required to withhold as a result of the Participant’s Award of Performance Share Units, earning of the Performance Share Units (or vesting of Restricted Stock), or the issuance of Shares (of payment of cash) in settlement of earned Performance Share Units (or vested Restricted Stock) that cannot be satisfied by the means previously described. The Participant hereby acknowledges that the Company may refuse to deliver the Shares in settlement of the earned Performance Share Units (or vested Restricted Stock) to the Participant if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.

(e) The Participant has reviewed and understands the tax withholding and payment obligations as set forth in this Agreement and understands that the Company is not providing any tax advice and that the Participant should consult with Participant’s own tax advisors on the U.S. federal, state, foreign and local tax and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement.

13. Nature of Grant. In accepting the Performance Share Units, Participant acknowledges that: (a) the grant of the Performance Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Share Units, or benefits in lieu of Performance Share Units even if Performance Share Units have been granted repeatedly in the past; (b) all decisions with respect to future awards of Performance Share Units, if any, will be at the sole discretion of the Company; (c) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (d) in consideration of the award of Performance Share Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance Share Units or any diminution in value of the Performance Share Units or Shares received when the Performance Share Units are earned resulting from the Participant’s termination of employment by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local employment laws), and Participant irrevocably releases the Company and/or the Affiliate from any such claim that may arise; (e) in the event of involuntary termination of Participant’s employment (whether or not in breach of local employment laws), Participant’s right to receive Performance Share Units and vesting under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law or contract, and the Company shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Performance Share Units; (f) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and (g) Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

14. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address set forth on the cover sheet or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded by the Committee as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or other applicable rules, including, without limitation, the rules of the stock exchange on which the Shares are listed. If the Committee determines that the Award terms could result in adverse tax consequences to the Participant, the Committee may amend this Agreement without the consent of the Participant in order to minimize or eliminate such tax treatment.

(c) Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(f) Participant’s Acceptance. The Participant is urged to read this Agreement carefully and to consult with his or her own legal counsel regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Agreement, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Award and the provisions of the Plan, including as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

(g) Section 409A. This Agreement, the Performance Share Units and payments made pursuant to this Agreement are intended to comply with or qualify for an exemption from the requirements of Section 409A of the Code (“Section 409A”) and shall be construed consistently therewith and shall be interpreted in a manner consistent with that intention. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. Notwithstanding any other provision of this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and/or this Agreement to ensure that all Performance Share Units are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no undertaking to preclude Section 409A from applying to this Award of Performance Share Units. Any payments described in this Section 13(g) that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. If and to the extent any portion of any payment, compensation or other benefit provided to the Participant in connection with his employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a specified employee as defined in Section 409A(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant hereby agrees that he is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of separation from service (as determined under Section 409A (the “New Payment Date”)), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. Notwithstanding the foregoing, the Company, its Affiliates, Directors, Officers and Agents shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant, or for any action taken by the Committee.

(h) Governing Law/Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Wake County, North Carolina, or the federal courts for the United States for the Tenth District of North Carolina, and no other courts, where this Award is made and/or to be performed.

(i) Administrator Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Share Units (or Restricted Stock) have been earned (or vested in the case of Restricted Stock)). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.

APPENDIX A

Performance Share Unit Agreement

(a) Notwithstanding anything contained herein to the contrary, in the event of a Change in Control and provided the Participant’s Business Relationship with the Company or Affiliate has not ceased, either (i) this Agreement will be continued, assumed, converted, or substituted for (consistent with paragraph (c) below) immediately following a Change in Control using restricted stock (the “Restricted Stock”) of the Company, Parent Corporation or Surviving Corporation (the latter two terms as defined below) and subject to the vesting schedule in paragraph (b) below or (ii) all of the Shares underlying the Performance Share Unit award that have not previously been paid or earned shall be treated as earned (to the Target Performance Share Unit level) and shall be paid out in a single lump sum within 30 days following the Change in Control. The Committee shall determine the actions under this paragraph (a).

(b) The Restricted Stock shall become vested (measuring vesting years from the Grant Date of the Performance Share Units) in accordance with the following schedule if the Participant’s Business Relationship continues (to the extent that the end of the applicable year in the Performance Period has not occurred as of the date of the Change in Control):

End of Year	Vested Percentage
1	25%
2	50%
3	100%

If the Participant’s employment with the Company or Affiliate is terminated by the Company without Good Cause, by the Participant for Good Reason, or by reason of the Participant’s death or Disability within 12 months following such Change in Control, all of the Restricted Stock shall become fully vested on such termination.

(c) For purposes of this Appendix A, this Agreement shall be considered to be continued, assumed, converted or substituted for:

(i) if there is no change in the number of outstanding shares of Common Stock of the Company and the Change in Control does not result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction, and there are no changes to the terms and conditions of this Agreement that materially and adversely affect this Agreement; or

(ii) if there is a change in the number of such outstanding shares of Common Stock of the Company and/or the Change in Control does result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction:

A.

the Performance Share Units, Shares deliverable pursuant to the Performance Share Units and Restricted Stock, as provided in this Appendix A, are adjusted (x) if the shares of Common Stock of the Company are exchanged solely for the common stock of the Parent

Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined in subparagraph C of the definition of “Change in Control” of this Appendix A) in a manner which is not materially less favorable than the adjustments made in such transaction to the other outstanding shares of Common Stock of the Company, or (y) otherwise, based on the ratio on the day immediately prior to the date of the Change in Control of the fair market value of one share of common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation, to the Fair Market Value of one share of Common Stock of the Company;

B.	if applicable, the Performance Share Units are converted into an award pursuant to which the common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined in subparagraph C of the definition of “Change in Control” of this Appendix A) are deliverable; and

C.	there are no other changes to the terms and conditions of this grant that materially and adversely affect this grant.

(d) For purposes of this Agreement, the following terms shall have the assigned meanings:

(i)	“Change in Control” means the occurrence of any one of the following events:

A.	individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

B.

any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (B) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary,

(B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (C) below, or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

C.	the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

D.	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

E.	the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(ii)	“Good Cause” means conduct involving one or more of the following:

A.	the conviction of Participant, or plea of nolo contendere by the Participant to, a felony, the willful misconduct by Participant resulting in material harm to the Company;

B.	fraud, embezzlement, theft or dishonesty by Participant against the Company or any Subsidiary or repeated and continued failure to perform Participant’s duties with the Company after written notice of such failure to perform resulting in any case in material harm to the Company; or

C.	the Participant’s material breach of any term of confidentiality and/or non-competition agreements.

(iii)	“Good Reason” means:

A.	a reduction by the Company or its successor of more than 10% in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control;

B.	a reduction by the Company or its successor of more than 10% of the Participant’s individual annual target bonus opportunity;

X.	a significant and substantial reduction of the Participant’s responsibilities and authority, as compared with the Participant’s responsibilities and authority in effect immediately preceding the Change in Control; or a material adverse change in the Participant’s reporting relationship as compared with the Participant’s reporting relationship in effect immediately in effect prior to the Change in Control; or

Δ.	any requirement of the Company that the Participant be based anywhere more than fifty (50) miles from the Participant’s primary office location at the time of the Change in Control and in a new office location that is a greater distance from the Participant’s principal residence at the time of the Change of Control than the distance from the Participant’s principal residence to the Participant’s primary office location at the time of the Change in Control.